                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                            GLOBALOPTIONS GROUP, INC.

          -----------------------------------------------------------

                                   ARTICLE ONE

                                  STOCKHOLDERS

      SECTION 1.1 ANNUAL MEETINGS. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held on such date and at such place as the Board of Directors may from time to time fix, and if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical as determined by the
Board of Directors.

      SECTION 1.2 SPECIAL MEETINGS. A special meeting of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer,
the President, by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or by the Secretary at the direction of a majority of the voting power of all the then outstanding shares of the voting stock, voting together as a single class upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting. The Whole Board shall mean the total number of directors which the
Corporation would have if there were no vacancies.

      SECTION 1.3 NOTICE OF MEETING. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by Delaware law, written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in United States mail, postage prepaid, directed to stockholder at his address as it appears on the records of the Corporation.

      SECTION 1.4 QUORUM. Except as otherwise required by Delaware law or the
Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

      SECTION 1.5 CHAIRMAN AND SECRETARY AT MEETING. At each meeting of stockholders the Chairman, or in his absence the President, or in the absence of both the Chairman and the President, then a person designated by the Board of
Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The
Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

      SECTION 1.6 VOTING; PROXIES. Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of Section
1.10:

            (a) Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

            (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder. Such proxy must be filed with the
      Secretary of the Corporation or his representative at or before the time of the meeting.

            (c) Directors shall be elected by a plurality vote.

            (d) Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

            (e) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

      SECTION 1.7 ADJOURNED MEETINGS. A meeting of stockholders may be adjourned to another time or place, as determined by the Chairman of the Meeting or as provided in Section 1.4. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally

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determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

      SECTION 1.8 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as may be
otherwise provided in the Certificate of Incorporation of the Corporation, any
action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock that would have been entitled to vote thereon at a meeting of stockholders.

      SECTION 1.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      SECTION 1.10 FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of
Directors adopts the resolution relating thereto.

      SECTION 1.11 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

      (A) ANNUAL MEETINGS OF STOCKHOLDERS.

             (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of
Directors or (c) by any stockholder of the Corporation who was a stockholder of

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record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the
90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, whichever is later. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board of Directors; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) all information relating to such stockholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to regulation 14A under the Exchange Act, and Rule 11a-11 thereunder, and (iv) any additional information reasonably requested by the
Board of Directors.

      Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive

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offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the
Corporation.

      (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the
Corporation's notice of meeting (a) by or at the direction of the Board of
Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the
Corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder who shall be entitled to vote at the meeting may nominate a person or persons
(as the case may be), for election to such position(s) as specified in the
Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of
Directors to be elected at such meeting, whichever is later. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      (C)   GENERAL.

             (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the
Certificate of Incorporation or these By-Laws, either the Board of Directors or the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

             (2) For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service,
Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the

Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of preferred stock, if any shall be outstanding, to the extent permitted in the Certificate of Incorporation.

                                   ARTICLE TWO

                                    DIRECTORS

      SECTION 2.1 NUMBER; TERM OF OFFICE; QUALIFICATIONS; VACANCIES. The number of directors that shall constitute the whole Board of Directors (the "Whole
Board") shall be fixed from time to time as determined by action of the Board of
Directors taken by the affirmative vote of a majority of the whole Board of
Directors. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

      SECTION 2.2 RESIGNATION; VACANCIES. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of
Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, a majority of the directors then in office, including those who have so resigned if such resignation is specified to take effect at a future date which has not then occurred, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

      SECTION 2.3 REMOVAL. Except for the directors elected pursuant to and in accordance with the terms of a Certificate of Designations, Number, Voting
Powers, Preferences and Rights of Preferred Stock, whose removal is governed thereby, any one or more directors may be removed by stockholders only for cause, and the affirmative vote of at least a majority of the voting power of all the then outstanding shares of voting stock, voting together as a single class, shall be required to effect such removal.

      SECTION 2.4 REGULAR AND ANNUAL MEETINGS; NOTICE. Regular meetings of the
Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of
Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

      SECTION 2.5 SPECIAL MEETINGS; NOTICE. A special meeting of the Board of
Directors may be called at any time by the Board of Directors, its Chairman, the
Executive Committee, the Chief Executive Officer, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of
Delaware, as shall be determined by the body or person calling such meeting.
Notice of such meeting stating the time and place and principal purpose or purposes thereof shall be given (a) by deposit of the notice in the United
States mail, first class, postage prepaid, at least two days before the day fixed for the meeting, or by nationally recognized overnight carrier, at least one day before the day fixed for the meeting, in each case addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by electronic transmission, email, facsimile, telegraph, cable or radio or by delivery of notice by telephone or in person, in each case at least 12 hours before the time fixed for the meeting.

      SECTION 2.6 CHAIRMAN OF THE BOARD; PRESIDING OFFICER AND SECRETARY AT
MEETINGS. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Vice
Chairman, or in his absence by the Chief Executive Officer, if a director, or if neither is present by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

      SECTION 2.7 QUORUM. A majority of the Whole Board shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of
Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of
Directors.

      SECTION 2.8 MEETING BY TELEPHONE. Members of the Board of Directors or any
committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      SECTION 2.9 ACTION WITHOUT MEETING. Unless otherwise restricted by the
Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

      SECTION 2.10 EXECUTIVE AND OTHER COMMITTEES. (A) The Board of Directors
may, by resolution passed by a majority of the Whole Board, designate an
Executive Committee and one or more other committees, each such committee to consist of two or more directors (or, in the case of a special-purpose committee, one or more directors of the Corporation) as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions or in these By-Laws and not inconsistent with
Section 141 of the Delaware General Corporation Law, as amended (the "DGCL"), shall have and may exercise all the powers and authority of the Board of
Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and unless the resolution or resolutions shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such committee member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each such committee other than the Executive
Committee shall have such name as may be determined from time to time by the
Board of Directors.

      (B) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article Two of these By-Laws.

      SECTION 2.11 COMPENSATION. No director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the action of Board of
Directors.

                                  ARTICLE THREE

                                    OFFICERS

      SECTION 3.1 ELECTION; QUALIFICATION. The officers of the Corporation may include an Executive or non-Executive Chairman of the Board, a Chief Executive
Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a
Secretary and a Treasurer, each of whom shall be selected by the Board of
Directors, in its sole determination. The Board of Directors may also elect a
Controller, a Chief Operating Officer, one or more Assistant Chief Financial
Officers, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and
such other officers as it may from time to time determine. Any two or more offices may be held by the same person.

      SECTION 3.2 TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to
Section 3.4 at any time sooner.

      SECTION 3.3 RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Chairman of the Board,
Chief Executive Officer, the President or the Secretary of the Corporation. Any
such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.4 REMOVAL. Any officer may be removed at any time, with or without cause, by the vote of a majority of the Whole Board.

      SECTION 3.5 VACANCIES. Any vacancy however caused in any office of the
Corporation shall be filled by the Board of Directors.

      SECTION 3.6 COMPENSATION. Unless otherwise provided by resolution passed by a majority of the Whole Board, and subject to the requirements of any national securities exchange or automated quotation system on which the stock of the Corporation is listed, the salaries of all officers elected by the Board of
Directors shall be fixed by the Board of Directors.

      SECTION 3.7 EXECUTIVE CHAIRMAN OF THE BOARD. The Executive Chairman of the
Board shall be the chairman of all meetings of the Board of Directors and shall keep the Board of Directors appropriately informed regarding the business and affairs of the Corporation, subject however to the right of the Board of
Directors to confer specified powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any. The Executive
Chairman of the Board shall be referred to in these By-Laws as Chairman of the
Board.

      SECTION 3.8 VICE CHAIRMAN. The Board of Directors may designate any director to be Vice Chairman, and in the absence or disability of the Chairman of the Board, the Vice Chairman, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as from time to time prescribed for him by the Board of Directors or these Bylaws.

      SECTION 3.9 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident of the office of Chief Executive Officer or which are delegated to him by the Board of Directors, subject however to the right of the Board of Directors to confer specified powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any. The Chief
Executive Officer shall also keep the Board of Directors appropriately informed regarding the business and affairs of the Company.

      SECTION 3.10 PRESIDENT. The President, if so designated by the Board of
Directors and if a Chief Executive Officer is not otherwise appointed, shall be the Chief Executive Officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the
Board of Directors to confer specified powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any. If not
designated by the Board of Directors as Chief Executive Officer, the President
shall have general charge of the day-to-day operations of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident of the office of President or which are delegated to him by the Board of Directors, subject however to the right of the Board of
Directors to confer specified powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any.

      SECTION 3.11 EXECUTIVE AND SENIOR VICE PRESIDENTS. One or more Executive or Senior Vice Presidents shall, subject to the control of the Chief Executive
Officer or the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chief Executive
Officer or the President and shall perform all duties and have all powers which are commonly incident of the office of Executive or Senior Vice President or which are delegated to him by the Board of Directors. Each Executive or Senior
Vice President shall keep the Chief Executive Officer or the President to whom he or she reports appropriately informed on the business and affairs of the designated components or functions of the Corporation.

      SECTION 3.12 VICE PRESIDENTS. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice
President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of
Directors and the Executive Committee, if any.

      SECTION 3.13 SECRETARY. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

      SECTION 3.14 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the financial affairs and financial reporting requirements of the Corporation, and such other powers and duties as generally pertain to the office of Chief Financial Officer and as the Board of Directors,
the Chief Executive Officer or the President may from time to time prescribe.

      SECTION 3.15 TREASURER. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors.
The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

      SECTION 3.16 OTHER OFFICERS. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

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                                  ARTICLE FOUR

                                  CAPITAL STOCK

      SECTION 4.1 STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the Chief Executive
Officer, the President or a Vice President and by the Treasurer or an Assistant
Treasurer or the Secretary or an Assistant Secretary. Any or all of the
signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 4.2 TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

      SECTION 4.3 HOLDERS OF RECORD. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

      SECTION 4.4 LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The
Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii)
satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

      SECTION 5.1  INDEMNITY.

            (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the
Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or

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agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended
(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

      SECTION 5.2 WAIVER OF NOTICE. Whenever notice is required by the
Certificate of Incorporation, the By-Laws or any provision of the DGCL, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver or notice.

      SECTION 5.3 FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

      SECTION 5.4 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE SIX

                              AMENDMENT OF BY-LAWS

      SECTION 6.1 AMENDMENT. The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote.

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